UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2022

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 8.01. Other Events.

On May 26, 2022, the Board of Trustees (the “Board”) of Pennsylvania Real Estate Investment Trust (the “Company”), approved a reverse share split of its common shares, par value $1.00 per share (the “Common Shares”), at a ratio of 1-for-15 (the “Reverse Share Split” and such ratio, the “Reverse Share Split Ratio”). The Reverse Share Split would reduce the number of outstanding Common Shares as well as the authorized Common Shares in the same proportion. As a result, when the Reverse Share Split is effective, the authorized number of Common Shares will be reduced from 200,000,000 Common Shares to 13,333,333 Common Shares. The Reverse Share Split would be effected in accordance with Paragraph 17 of the Company’s Amended and Restated Trust Agreement, as amended (the “Trust Agreement”), and shareholder approval is not required to effect the Reverse Share Split.

The Reverse Share Split would become effective on June 16, 2022 (the “Effective Date”) pursuant to an amendment to the Trust Agreement (such amendment, the “Trust Agreement Amendment”), to be filed by the Company with the Secretary of State of the Commonwealth of Pennsylvania on June 15, 2022. The Board has delegated the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel the right to abandon the Reverse Share Split up and until the filing of the Trust Agreement Amendment if such officers determine that the Reverse Share Split is not in the best interests of the Company. The Reverse Share Split would have no effect on any series of the Company’s preferred shares.

A copy of the Trust Agreement Amendment has been filed as Exhibit 99.1 hereto and is incorporated herein by reference

Purpose and Overview of the Reverse Share Split

The Company’s primary objective in effectuating the Reverse Share Split would be to attempt to raise the per-share trading price of its Common Shares to continue its listing on the New York Stock Exchange (the “NYSE”). To maintain listing, the NYSE Listed Company Manual requires, among other things, that the Common Shares maintain a minimum closing price of $1.00 per share (the “Minimum Price Rule”). On May 26, 2022, the closing price of the Common Shares on the NYSE was $0.42 per share.

On February 4, 2022, the Company received written notice from the NYSE staff indicating that the minimum price of the Common Shares had closed at less than $1.00 per share over the last 30 consecutive business days, and as a result, did not comply with the Minimum Price Rule. In accordance with the standards set forth in the NYSE Listed Company Manual, the Company was provided an initial period of 180 calendar days, or until August 3, 2022, to regain compliance with the Minimum Price Rule.

The Reverse Share Split is a means of increasing the share price of the Common Shares to or above $1.00 per share to avoid further action by the NYSE as the Company expects that the Reverse Share Split would increase the price per share of the Common Shares above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the Reverse Share Split would have that effect, initially or in the future, or that it would enable the Company to maintain the listing of its Common Shares on the NYSE. The Company is not aware of any present efforts by anyone to accumulate its Common Shares, and the proposed Reverse Share Split is not intended to be an anti-takeover device.

Principal Effects of the Reverse Share Split on the Common Shares; No Fractional Shares

The principal effect of the Trust Agreement Amendment would be to reduce the number of issued and outstanding Common Shares, in accordance with the Reverse Share Split Ratio. Further, pursuant to the Reverse Share Split, the total number of Common Shares each shareholder holds would be reclassified automatically into the number of Common Shares equal to the number of Common Shares each shareholder held immediately prior to the Effective Date multiplied by the Reverse Share Split Ratio (with such total being rounded down, to the extent the Reverse Share Split would result in the shareholder owning a fractional Common Share). Effecting the Reverse Share Split would also change the total authorized number of Common Shares from 200,000,000 to 13,333,333.

The Reverse Share Split would affect all of the Company’s shareholders uniformly and would not affect any shareholder’s percentage ownership interests, except to the extent that the Reverse Share Split results in such shareholder owning a fractional Common Share as no fractional shares will be issued pursuant to the Reverse Share Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company will pay cash equal to such fraction multiplied by the closing price of a Common Share on the NYSE on the day immediately preceding the Effective Date. The payment amount would be paid to the shareholder in the form of a check.

After the Reverse Share Split, a shareholder would have no further interest in the Company with respect to such shareholder’s cashed-out fractional Common Shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Upon the consummation of the Reverse Share Split, the Common Shares new CUSIP identifier will be 709102800.

Principal Effects of the Reverse Share Split on Outstanding Equity Grants and the 2018 Equity Incentive Plan, Employee Share Purchase Plan and Distribution Reinvestment and Share Purchase Plan

The Company grants performance-based restricted share units (“PSUs”) and time-based restricted share units (“RSUs”) to certain of its employees and executive officers. The PSU and RSU grants are made pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan (as amended, the “2018 Equity Incentive Plan”). Under the terms of the PSUs and RSUs, when the Reverse Share Split would become effective, the number of Common Shares that each PSU and RSU entitles the holder to receive would be multiplied by the Reverse Share Split Ratio.

The Reverse Share Split would also result in the reduction of the number of Common Shares reserved under each of the 2018 Incentive Plan, the Company’s amended and restated Employee Share Purchase Plan and its Distribution Reinvestment and Share Purchase Plan by multiplying the total number of Common Shares reserved under the respective plan immediately prior to the Reverse Share Split by the Reverse Share Split Ratio.

Under the terms of the PREIT Associates, L.P. (“Operating Partnership”) amended and restated limited partnership agreement, as amended (the “Partnership Agreement”), the limited purchasers have the right to redeem their units of limited partnership interest in the Operating Partnership for cash, or at the Company’s election, Common Shares of the Company on a one for one basis. Pursuant to the terms of the Partnership Agreement, when the Reverse Share Split would become effective, such conversion rate would be automatically adjusted.

Accounting Matters

The Reverse Share Split would not affect the par value of the Common Shares, which would remain unchanged at $1.00 per share. As a result, on the effective date of the Reverse Share Split, the stated capital on the Company’s balance sheet attributable to the Common Shares would be reduced by the Reverse Share Split Ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and per-share net book value of the Common Shares would be increased because there would be fewer Common Shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Proposed Amendment to Amended and Restated Trust Agreement dated December 18, 2008, as amended, to be dated as of June 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 1, 2022	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel